PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Provides Update on FireOne Group Flotation

Montreal, Quebec, April 25, 2005 – Optimal Group Inc. (NASDAQ:OPMR), today provided further details concerning its intention to sell a minority interest in its online gaming payments subsidiary, FireOne Group plc, through a flotation on the London Stock Exchange’s AIM. It is anticipated that, in conjunction with the intended flotation, presentations and pre-flotation research will be made available to potential investors. As a result, Optimal Group is providing further details regarding the flotation.

FireOne and its subsidiaries will carry on the activities that relate to the processing of online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay, a leading stored-value, electronic wallet. FireOne will also offer FirePay for non-gaming purchases. The online gaming payments business to be carried on by FireOne processes more than $1 billion in annualized payments volume and has processed payments for over 300 merchants representing more than 1,500 websites.

The online gaming payments activities have been carried on by a subsidiary of Optimal Payments Inc. For purposes of the intended transaction, financial results of the online gaming processing activities have been segmented from Optimal Payments’ financial results and are included in Annex A.

FireOne’s board of directors will be comprised of eight members including four independent non-executives. Mitch Garber will be FireOne’s Executive Chairman and will maintain his role as CEO and President of Optimal Payments. Ben Dalfen, who has been the principal manager of the gaming payments business for Optimal Payments, will be FireOne’s Chief Operating Officer. Mr. Roger Withers will be FireOne’s senior independent director. Mr. Withers has been involved at a senior level in the gaming and leisure industries in the United Kingdom and internationally for over 30 years.

Following the completion of the flotation, Optimal Group will remain the majority shareholder of FireOne. Optimal Group has engaged Numis Securities Limited in connection with the flotation.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments and FireOne Group, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. FireOne Group and its subsidiaries process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne offers FirePay for non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company’s website at www.optimalgrp.com.

David Schwartz
Vice-President, Investor Relations
Optimal Group Inc.
(514) 380-2730
david@optimalgrp.com

The securities of FireOne Group plc will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of that Act. No offer or invitation to acquire shares in FireOne Group plc or Optimal Group Inc. is being made by or in connection with this release. Any such offer will be made solely by means of a prospectus to be published in due course and any acquisition of shares should be made solely on the basis of the information contained in such prospectus and any supplements thereto. The value of shares can go down as well as up. Persons needing advice should consult a professional adviser.

Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers’ equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Legal Proceedings” and “Forward Looking Statements” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of April 25, 2005. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Annex A

Statements of Operations (Unaudited)	Year ended 31 March 2002	Year ended 31 March 2003	Year ended 31 March 2004	Period 1 April 2004 to 31 Dec 2004
	$000	$000	$000	$000

Revenues	47,380	24,597	34,053	32,769
Transaction processing costs	(26,072)	(16,602)	(16,730)	(13,320)
Selling, general and administrative expenses	(13,948)	(7,580)	(8,825)	(7,834)
Amortization	(47)	(47)	(47)	(47)

Earnings before investment income and income	7,313	368	8,451	11,568
taxes
	1,303	69	183	243

Investment income

Earnings before income taxes	8,616	437	8,634	11,811
Income tax provision	(4,543)	(192)	(3,066)	(4,611)

Earnings for the period	4,073	245	5,568	7,200

Statements of Cash Flows (Unaudited)	Year ended 31 March 2002	Year ended 31 March 2003	Year ended 31 March 2004	Period 1 April 2004 to 31 Dec 2004
$000	$000	$000	$000

CASH FLOWS FROM OPERATING ACTIVITIES
Earnings for the period	4,073	245	5,568	7,200
Amortization	47	47	47	47
Deferred revenue	43	43	(1)	(24)
(Increase) decrease in settlement assets	9,040	3,365	(6,763)	249
(Increase) decrease in bank balances
held as reserves	(13,045)	20,477	(119)	1,918
(Increase) decrease in accounts receivable	(869)	1,022	439	(62)
(Increase) decrease in other receivable	(2,495)	(99)	81	1,31	4
(Decrease) increase in accounts payable,
customer reserves and security deposits	(3,153)	(4,662)	19,741	7,482

(6,359)	20,438	18,993	18,124
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on sale of equipment	--	--	16	--
Purchase of equipment	(2)	(17)	--	(17)

(2)	(17)	16	(17)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of finance lease liabilities	(37)	(37)	(37)	(37)

(37)	(37)	(37)	(37)

Net increase (decrease) in cash	(6,398)	20,384	18,972	18,070
Cash at beginning of period	21,568	15,170	35,554	54,526

Cash at end of period	15,170	35,554	54,526	72,596